UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2011
Premier Exhibitions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
John A. Stone has resigned from the position of Chief Financial Officer of Premier Exhibitions, Inc. (the “Company”) effective January 19, 2011. To facilitate the transition of his duties to his successor, the Company has entered into a Separation and Release Agreement, pursuant to which Mr. Stone will provide consulting services to the Company over the next four months.
This summary does not purport to be complete and is qualified by reference to the full text of the agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
10.1	Separation and Release Agreement, dated January 19, 2011, by and between the Company and John A. Stone

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
By:	/s/ Christopher J. Davino
Christopher J. Davino
Chief Executive Officer
Date: January 25, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement, dated January 19, 2011, by and between the Company and John A. Stone